Exhibit 10.14

THIS SECURED CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURED CONVERTIBLE PROMISSORY NOTE, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH EXEMPTION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE HOLDER, WITH SUCH OPINION AND COUNSEL BEING REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY.

JP OUTFITTERS, LLC,

a Delaware Limited Liability Company

CONVERTIBLE PROMISSORY NOTE

$500,000.00	Date of issuance: July 12, 2019

WHEREAS, JP Outfitters, LLC, a Delaware limited liability company (the “Company”) is desirous of pursuing a license agreement with Guideboat Acquisition LLC, a Delaware limited liability company agreement to manufacture and sell its products and is of the opinion that the incremental sales will help the Company improve its profitability. AsiaMax Holdings Limited, a Hong Kong limited company or one of its affiliates (the “Payee”) is interested in supporting the Company in return for the sales of Guideboat to be included in the definition of Gross Sales in the License Agreement executed on about May 31, 2019 between them (the “License Agreement”).

THEREFORE, the parties agree as follows:

Subject to receipt of a $500,000 loan from Payee on or before July 15, 2019 (Payee and any subsequent holder(s), collectively the “Holder”), the Company, hereby promises to pay to the order of Holder, the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Principal”), together with cash interest of six percent (6%) per annum on the outstanding principal balance from the date Payee funds the Principal until this Note has been indefeasibly paid in full. Interest will be computed on the basis of a 360-day year and actual days elapsed. Interest shall begin to accrue 90 days from the receipt of the above referenced loan and then shall be paid quarterly on the first business day of each quarter for interest earned in the previous quarter. The outstanding principal shall be due in full on June 30, 2021 (the “Maturity Date”).

1. Prepayment. The Company shall not prepay this Note without the prior written consent of the Holder.

2. Optional Conversion. In the event that (i) the Company has not achieved a Net Profit of at least $200,000, calculated in accordance with U.S. Generally Accepted Accounting Principles, by December 31, 2019; and in every six months thereafter through the end of March 31, 2021 (individually and each a “Net Profit Default”), or (ii) the Company defaults under the terms of this Note (“CN Default”), or (iii) the Company has any uncured defaults after fourteen calendar days of having been served written notice of default under the License Agreement (“Trade Default”), and such Net Profit Default, CN Default or Trade Default (individually a “Default” or collectively “Defaults”) occurs on or before June 29, 2021 (“Final Conversion Date”), or (iv) the Company and the Holder otherwise mutually agree in writing, then the Holder shall have the option to convert the Principal of this Convertible Promissory Note hereunder into fifty-one percent (51%) of the membership interests of the Company on a fully diluted basis. Such option may be exercised at any time prior to the Final Conversion Date even though one or more Defaults may have occurred at any time prior to the Final Conversion Date. The occurrence of one or more Defaults shall not be subject to being remedied by actions that occur after any such Default occurs. The failure of the Holder to exercise the option to convert prior to June 29, 2021 after one or more Defaults occur shall not constitute an estoppel or constitute a waiver which would prevent the Holder from later exercising the option to convert. The Holder may exercise the option to convert by notifying the Members and Managers of the Company in writing and electronic mail is an acceptable form of delivery of such notice, provided that it is followed with written notice delivered via mail or courier.

3. Restrictions on Ce11ain Activities. For so long as this Note remains outstanding, the Company shall not take any of the following actions without the prior written consent of the Holder:

a.	declare or pay any cash dividends;
b.	make loans or advances to any officer, director, owner, or partner;
c.	payback to shareholders any outstanding shareholder loans
d.	make any material change in its ownership or organization;
e.	amend or restate its Limited Liability Company Agreement;
f.	increase the total compensation of management beyond those levels agreed to at closing by more than 5% annually; or

4. Mutilated, Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of an in substitution for the destroyed, lost or stolen Note. In case of a mutilated or defaced Note, the Holder shall surrender each Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note; and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

5. Collection Costs. The Company agrees that, upon the Company’s default of any of its obligations hereunder, the Company shall reimburse, indemnify and hold harmless the Holder for all reasonable costs and expenses (including reasonable attorney’s fees) including in connection with the enforcement and collection of this Note.

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6. Payment. All Payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of Principal and interest hereunder and shall satisfy and discharge the liability for Principal and interest on this Note to the extent of the sum represented by such payment. Payments shall be credited first to the accrued interest then due and payable and the remainder applied to Principal.

7. Waivers, Amendments. No failure or delay by the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended, modified or supplemented, nor shall any departure herefrom or therefrom be consented to, except pursuant to a written agreement entered into between the Company and the Holder. Such amendment may be general or in a particular instance and either retroactive or prospective.

8. Announcements. Each party hereby acknowledges and consents that the Payee and/or its direct holding company(ies) and/or its indirect holding company(ies) shall issue announcement(s) relating to this Note or any other agreement, instrument, certificate or document contemplated hereby or the transactions contemplated hereby or thereby in accordance with the requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and/or other applicable laws, rules and regulations.

9. Assignment. The rights and obligations of the Company hereunder shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto. The Company may not assign or transfer its obligations hereunder without the prior written consent of the Holder. The Holder may assign this Note to any direct or indirect subsidiary of Holder or any affiliate of Holder.

10. Notices. Any notice, request or other communication required or permitted hereunder shall by in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to such party at its address set forth below, or such other address as such party may hereinafter specify by notice to each party thereto:

If to the Company, to:	JP Outfitters, LLC
1111 Brickell Avenue, Suite 1300
Miami, FL 3313 I Attention: Arnold Cohen

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If to the Holder:	AsiaMax Holdings Limited 18th Floor, Win Plaza
9 Sheung Hei Street
San Po Kong, Kowloon Hong Kong
Attention: Sam Chung
Electronic mail: sam.chung@sphk.com.hk

or such other address as may be designated by the Holder in writing.

II. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Delaware, excluding that body of law relating to conflicts of laws.

12. Consent to Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, managers, shareholders, members, partners, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Ohio. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Ohio for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service or process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER (INCLUDING THEIR RESPECTIVE AFFILIATES, AGENTS, OFFICERS, DIRECTORS, MANAGERS, SHAREHOLDERS, MEMBERS, PARTNERS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

14. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have caused this Convertible Promissory Note to be duly executed and delivered in favor of the Holder as of the date first set forth above.

Company:

JP Outfitters, LLC

By:	/s/ Doulas L. O’Keefe
Name:	Doulas L. O’Keefe
Title:	Manager

Payee:

AsiaMax Holdings Limited

By:	/s/ Sam KW Chung
Name:	Sam KW Chung
Title:	Director

(Signature Page to Convertible Note to Asiamax Holdings]